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                                                                     EXHIBIT 3.1


                           ARTICLES OF INCORPORATION
                                      OF
                        PACIFIC CONTINENTAL CORPORATION


                                  ARTICLE I.
                                     NAME

          The name of this corporation is PACIFIC CONTINENTAL CORPORATION.

                                 ARTICLE II
                           INITIAL REGISTERED OFFICE

          The initial registered office and the principal place of business of the corporation is 111 West 7/th/ Street, Eugene, Lane County, Oregon. The corporation's initial registered agent at that address will be J. Bruce Riddle.

                                 ARTICLE III.
                                   DURATION

          The duration of this corporation will be perpetual.

                                  ARTICLE IV.
                                    PURPOSE

          The purpose for which this corporation is formed is to engage in any business activity now or hereafter permissible by the laws of the State of Oregon and the United States.

                                  ARTICLE V.
                                CAPITALIZATION

          The aggregate number of shares which this corporation will have authority to issue is ten million (10,000,000) shares of the One Dollar ($1.00) par value common stock and twenty thousand (20,000) shares of the One Hundred Dollar ($100.00) par value preferred stock.

     A. The preferred stock will have the following preferences, rights and limitations:

          1. Each share of preferred stock will be entitled to a dividend from funds legally available for the payment thereof which will have priority to the payment of dividends on common stock.

          2. The dividend on preferred shares will be cumulative on a daily basis from the date of issue of such shares. So long as there are any accrued but unpaid dividends on the preferred shares, there will be no distribution to or on behalf of the common shares, either by way of dividend, purchase thereof by the corporation, or otherwise.

          3. Upon the dissolution of the corporation, each share of preferred stock will receive out of the assets of the corporation the amount determined by the Board of Directors for the applicable series and no more in priority to payment on the common shares.

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          4.  Preferred shares will be convertible into shares of common stock but only if authorized by the Board of Directors of the corporation for the applicable series and upon the terms and conditions adopted by the Board of Directors.

          5. Preferred shares will have no vote on any matter except on those matters which by law a vote cannot be denied.

          6. The holders of preferred shares will have no preemptive rights as to preferred or common shares.

     B. The common stock will have the following preferences, rights and limitations:

          1. The common shares will have full voting rights. each share to entitle the holder thereof to one vote.

          2. After all cumulative but unpaid dividends on preferred shares have been paid or set apart for payment, the holders of the common shares will be entitled to receive dividends from funds legally available for the payment thereof, but only when and as such dividends will be declared by the Board of Directors.

          3. Upon the dissolution of the corporation, after payment in full to the holders of preferred shares of the sums which such holders are entitled to receive, the holders of common shares will receive and be paid all remaining assets of the corporation.

          4. The common shares will have no preemptive rights as to either the preferred shares, or as to the common shares into which the preferred shares may be convertible, or any other common shares or options for common shares

     C. The preferred shares may be divided into and issued in series. Each series will be so designated by the Board of Directors as to distinguish the shares thereof from the shares of all other series and classes. All preferred shares will be identical, except as to the following relative rights and preferences, as to which there may be variations between different series:

          1.  The rate of dividend.

          2. Whether shares can be redeemed, and if so, the redemption price and the terms and conditions of redemption.

          3. The amount payable upon shares in event of voluntary or involuntary liquidation.

          4. Sinking fund provisions, if any, for the redemption or purchase of shares.

          5. The terms and conditions, if any, on which shares may be converted.

     Authority is expressly vested in the Board of Directors to divide any or all of preferred shares into series and within the limitations set forth by law and in these Articles of Incorporation, fix and determine the relative rights and preferences of the shares of any series so established by resolution or resolutions setting forth the designation of the series and fixing and determining the relative rights and preferences thereof. Any such resolution or resolutions will be adopted by the Board of Directors before any shares of that series are issued. The Board of Directors may, from time to time, increase the number of preferred shares of any then existing series by making all unissued preferred shares a part of such

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series. The Board of Directors may decrease (but not below the number of such shares then outstanding) the number of preferred shares of any then existing series by requiring that all unissued shares previously assigned to such series will no longer constitute a part thereof. The Board of Directors is hereby empowered to classify or reclassify any unissued preferred shares by fixing or altering the terms thereof in respect of the above mentioned particulars and by assigning the same to an existing newly created series from time to time before the issuance of such shares.

                                  ARTICLE VI.
                    INDEMNIFICATION AND DIRECTOR LIABILITY

     Section 1 - Definitions.  As used in this Article:
     -----------------------

     (a) The term "Egregious Conduct" by a person will mean acts or omissions that involve intentional misconduct or a knowing violation of law, participation in any transaction from which the person will personally receive a benefit in money, property, or services to which the person is not legally entitled, an unlawful distribution under the Oregon Bank Act, and conduct for which the person is adjudged liable to the corporation.

     (b) The term "Finally Adjudged" will mean stated in a judgment by a court having jurisdiction, from which there is no further right to appeal.

     (c) The term "Director" will mean any person who is a director of the corporation and any person who, while a director of the corporation, is serving at the request of the corporation as a director, officer, manager, partner, trustee, employee, or agent of another foreign or domestic corporation, limited liability company, partnership, joint venture, trust, or other enterprise, or is a fiduciary or party in interest in relation to any employee benefit plan covering any employee of the corporation or of any employer in which it has an ownership interest; and "conduct as a Director" will include conduct while a Director is acting in any of such capacities.

     (d) The term "Officer-Director" will mean any person who is simultaneously both an officer and director of the corporation and any person who, while simultaneously both an officer and director of the corporation, is serving at the request of the corporation as a director, officer, manager, partner, trustee, employee, or agent of another foreign or domestic corporation, limited liability company, partnership, joint venture, trust, or other enterprise, or is a fiduciary or party in interest in relation to any employee benefit plan covering any employee of the corporation or of any employer in which it has an ownership interest; and "conduct as an Officer-Director" will include conduct while such a person is acting as an officer of the corporation or in any of such other capacities.

     (e) The term "Subsidiary Corporation" will mean any corporation or limited liability company at least eighty percent of the voting interests of which is held beneficially by this corporation.

     (f) The term "Subsidiary Outside Director" will mean any person who, while not principally employed by this corporation or any Subsidiary Corporation, is a director or manager of a Subsidiary Corporation and any such person who, while a director or manager of a Subsidiary Corporation, is serving at the request of such corporation as a director, officer, manager, partner, trustee, employee, or agent of another foreign or domestic corporation, limited liability company, partnership, joint venture, trust, or other enterprise, or is a fiduciary or party in interest in relation to any employee benefit plan covering any employee of such corporation or of any employer in which it has an ownership interest; and "conduct as a Subsidiary Outside Director" will include conduct while such a person is acting in any of such capacities.

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     Section 2 - Liability of Directors.  No Director, Officer-Director, former
     ----------------------------------
Director or former Officer-Director will be personally liable to the corporation or its shareholders for monetary damages for conduct as a Director or Officer-Director occurring after the effective date of this Article unless the conduct is Finally Adjudged to have been Egregious Conduct.

     Section 3 - Liability of Subsidiary Outside Directors.  No Subsidiary
     -----------------------------------------------------
Outside Director or former Subsidiary Outside Director will be personally liable in any action brought directly by this corporation as a shareholder of the Subsidiary Corporation or derivatively on behalf of the Subsidiary Corporation (or by any shareholder of this corporation double-derivatively on behalf of this corporation and the Subsidiary Corporation) for monetary damages for conduct as a Subsidiary Outside Director occurring after the effective date of this Article unless the conduct is Finally Adjudged to have been Egregious Conduct.

     Section 4 - Mandatory Indemnification of Directors.  Subject to Sections 7
     --------------------------------------------------
and 8 of this Article, the corporation will indemnify any person who is, or is threatened to be made, a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, and whether by or in the right of the corporation or its shareholders or by any other party, by reason of the fact that the person is or was a Director, Officer-Director, or Subsidiary Outside Director against judgments, penalties or penalty taxes, fines, settlements (even if paid or payable to the corporation or its shareholders or to a Subsidiary Corporation) and reasonable expenses, including attorneys' fees, actually incurred in connection with such action, suit or proceeding unless the liability and expenses were on account of conduct Finally Adjudged to be Egregious Conduct.

     Section 5 - Advancing Expenses.  Except as prohibited by Sections 7 and 8
     ------------------------------
of this Article, the reasonable expenses, including attorneys' fees, of a Director, Officer-Director, Subsidiary Outside Director, or person formerly serving in any such capacities, incurred in connection with an action, suit or proceeding in which the individual is entitled to indemnification under Section 4 will be paid or reimbursed by the corporation, upon request of such person, in advance of the final disposition of such action, suit or proceeding upon receipt by the corporation of a written, unsecured promise by the person to repay such amount if it will be Finally Adjudged that the person is not eligible for indemnification. All expenses incurred by such person in connection with such action, suit or proceeding will be considered reasonable unless Finally Adjudged to be unreasonable.

     Section 6 - Procedure.  Except as required by Sections 7 and 8 of this
     ---------------------
Article, no action by the Board of Directors, the shareholders, independent counsel, or any other person or persons will be necessary or appropriate to the determination of the corporation's indemnification obligation under this Article in any specific case, to the determination of the reasonableness of any expenses incurred by a person entitled to indemnification under this Article, nor to the authorization of indemnification in any specific case.

     Section 7 - Exception for Internal Claims.  Notwithstanding anything else
     -----------------------------------------
in these Articles, the corporation will not be obligated to indemnify any person for any expenses, including attorneys' fees, incurred to assert any claim against the corporation (except a claim to enforce rights to indemnification) or any person related to or associated with it, including any person who would be entitled hereby to indemnification in connection with the claim.

     Section 8 - Exception for State Law.  Notwithstanding anything else in
     -----------------------------------
these Articles, the corporation will not be obligated to indemnify any person for any expenses, including attorneys' fees, incurred as a result of any action listed in ORS (S) 60.047 (2)(d).

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     Section 9 - Exception for Regulatory Claims.
     -------------------------------------------

          (a) Regulatory Proceedings Generally.  Notwithstanding anything else
              --------------------------------
     in these Articles, indemnification of any Director, Officer-Director or Subsidiary Outside Director, or any person formerly serving in any such capacities, and advancement of expenses in connection with either an administrative proceeding or a civil action instituted by a federal banking agency ("Regulatory Proceedings") will be governed by this Section.

          (b) Banking Regulations Defined.  The term "Banking Regulations" will
              ---------------------------
     mean any state or federal laws or regulations applicable to the corporation, or any formal policies adopted by a regulatory agency having jurisdiction over the corporation.

          (c) Indemnification in Regulatory Proceedings.  The corporation will
              -----------------------------------------
     provide indemnification and advancement of expenses in connection with Regulatory Proceedings to the extent permitted, and in the manner prescribed by Banking Regulations. Insurance and other means to ensure payment of costs and expenses in Regulatory Proceedings may be obtained or provided to the extent permitted and in the manner prescribed by Banking Regulations.

     Section 10 - Enforcement of Rights.  The corporation will indemnify any
     ----------------------------------
person granted indemnification rights under this Article against any reasonable expenses incurred by the person to enforce such rights.

     Section 11 - Set-off of Claims.  Any person granted indemnification rights
     ------------------------------
herein may directly assert such rights in set-off of any claim raised against the person by or in the right of the corporation and will be entitled to have the same tribunal which adjudicates the corporation's claim adjudicate the person's entitlement to indemnification by the corporation.

     Section 12 - Continuation of Rights.  The indemnification rights provided
     -----------------------------------
in this Article will continue as to a person who has ceased to be a Director, Officer-Director, or Subsidiary Outside Director and will inure to the benefit of the heirs, executors, and administrators of such person.

     Section 13 - Effect of Amendment or Repeal.  Any amendment or repeal of
     ------------------------------------------
this Article will not adversely affect any right or protection of a Director, Officer-Director, or Subsidiary Outside Director or person formerly serving in any of such capacities existing at the time of such amendment or repeal with respect to acts or omissions occurring prior to such amendment or repeal.

     Section 14 - Severability of Provisions.  Each of the substantive
     ---------------------------------------
provisions of this Article is separate and independent of the others, so that if any provision hereof will be held to be invalid or unenforceable for any reason, such invalidity or unenforceability will not affect the validity or enforceability of the other provisions.

                                 ARTICLE VII.
                             FAIR PRICE PROVISION

     Section 1.  For purposes of this Article:
     ---------

     (a) An interested shareholder transaction means any transaction between a corporation, or any subsidiary thereof, and an interested shareholder of such corporation or an affiliated person to an interested shareholder, that must be authorized pursuant to applicable law by a vote of the shareholders.

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     (b)  An interested shareholder:

          (1) Includes any person or group of affiliated persons who beneficially own twenty percent or more of the outstanding voting shares of a corporation. An affiliated person is any person who either acts jointly or in concert with, or directly or indirectly controls, is controlled by, or is under common control with another person; and

          (2) Excludes any person who, in good faith and not for the purpose of circumventing this Article, is an agent, custodial bank, broker, nominee, or trustee for another person, if such other person is not an interested shareholder under Section 1(b)(1) of this Article.

     Section 2.  Except as provided in Section 3 of this Article, an interested
     ---------
shareholder transaction must be approved by the affirmative vote of the holders of two-thirds of the shares entitled to be counted under this Section 2, or if any class of shares is entitled to vote thereon as a class, then by the affirmative vote of two-thirds of the shares of each class entitled to be counted under this Section 2 and of the total shares entitled to be counted under this Section 2. All outstanding shares entitled to vote under applicable law or the Articles of Incorporation will be entitled to be counted under this
Section 2, except shares owned by or voted under the control of an interested shareholder may not be counted to determine whether shareholders have approved a transaction for purposes of this Section 2. The vote of the shares owned by or voted under the control of an interested shareholder, however, will be counted in determining whether a transaction is approved under other provisions of applicable law and for purposes of determining a quorum.

     Section 3.  This Article will not apply to a transaction:
     ---------

     (a) Approved by a majority vote of the board of directors. For such purpose, the vote of directors whose votes are otherwise entitled to be counted under the Articles of Incorporation and applicable law who are directors or officers of, or have a material financial interest in, an interested shareholder, or who were nominated for election as a director as a result of an arrangement with an interested shareholder and first elected as a director within twenty-four months of the proposed transaction, will not be counted in determining whether the transaction is approved by such directors; or

     (b) In which a majority of directors whose votes are entitled to be counted under Section 3(a) determines that the fair market value of the consideration to be received by noninterested shareholders for shares of any class of which shares are owned by any interested shareholder is not less than the highest fair market value of the consideration paid by any interested shareholder in acquiring shares of the same class within twenty-four months of the proposed transaction.

     Section 4.  This Article may be amended or repealed only by the affirmative
     ---------
vote of the holders of two-thirds of the shares entitled to be counted under this Section 4. All outstanding shares entitled to vote under applicable law or the Articles of Incorporation will be entitled to be counted under this Section 4, except shares owned by or voted under the control of an interested shareholder may not be counted to determine whether shareholders have voted to approve the amendment or repeal. The vote of the shares owned by or voted under the control of an interested shareholder, however, will be counted in determining whether the amendment or repeal is approved under other provisions of applicable law and for purposes of determining a quorum.

     Section 5.  The requirements imposed by this Article are to be in addition
     ---------
to, and not in lieu of, requirements imposed on any transaction by any provision of applicable law, or any other provision of the Articles of Incorporation, or the Bylaws or otherwise.

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                                 ARTICLE VIII.
                     CONSIDERATION OF NON-MONETARY FACTORS

     The Board of Directors of the corporation, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the corporation, (b) merge or consolidate the corporation with another corporation, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the corporation, will, in connection with the exercise of its judgment in determining what is in the best interests of the corporation and its stockholders, give due consideration to all relevant factors, including without limitation the social and economic effects on the employees, customers, suppliers, and other constituents of the corporation and its subsidiaries and on the communities in which the corporation and its subsidiaries operate or are located.

                                  ARTICLE IX.
                                 INCORPORATORS

     The Incorporators of the corporation and their addresses are as follows:

     Name                                    Address

     J. Bruce Riddle                         111 West 7/th/ Street
                                             P.O. Box 10727
                                             Eugene, Oregon  97440-2727

     Hal Brown                               111 West 7/th/ Street
                                             P.O. Box 10727
                                             Eugene, Oregon  97440-2727


                                  ARTICLE X.
                              BOARD OF DIRECTORS

     Section 1 The names and addresses of the initial board of directors of the
     ---------
corporation are as follows:

     Name                                    Address

     Kevin G. Murphy                         111 West 7/th/ Street
                                             P.O. Box 10727
                                             Eugene, Oregon  97440-2727


     J. Bruce Riddle                         111 West 7/th/ Street
                                             P.O. Box 10727
                                             Eugene, Oregon  97440-2727


     Robert A. Ballin                        111 West 7/th/ Street
                                             P.O. Box 10727
                                             Eugene, Oregon  97440-2727

     Donald A. Bick                          111 West 7/th/ Street


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                                             P.O. Box 10727
                                             Eugene, Oregon 97440-2727


     Larry G. Campbell                       111 West 7/th/ Street
                                             P.O. Box 10727
                                             Eugene, Oregon 97440-2727

     Michael Holcomb                         111 West 7/th/ Street
                                             P.O. Box 10727
                                             Eugene, Oregon 97440-2727


     Robert Holcomb                          111 West 7/th/ Street
                                             P.O. Box 10727
                                             Eugene, Oregon 97440-2727


     Donald G. Montgomery                    111 West 7/th/ Street
                                             P.O. Box 10727
                                             Eugene, Oregon 97440-2727


     James W. Putney                         111 West 7/th/ Street
                                             P.O. Box 10727
                                             Eugene, Oregon 97440-2727


     Ronald F. Taylor                        111 West 7/th/ Street
                                             P.O. Box 10727
                                             Eugene, Oregon 97440-2727

     Section 2  The Board of Directors will consist of not fewer than six
     ---------
individuals. The exact number will be fixed by the Bylaws and may be changed from time to time in the manner provided in the Bylaws.

     Section 3  The Board of Directors will be divided into three classes: Class
     ---------
1, Class 2, and Class 3. Each such Class will consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. Each director will serve for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which such director was elected; provided, however, that each initial director in Class 1
                      --------  -------
will hold office until the annual meeting of shareholders in 2000; each initial director in Class 2 will hold office until the annual meeting of shareholders in the year 2001; and each initial director in Class 3 will hold office until the annual meeting of shareholders in the year 2002.

     Section 4  In the event of an increase or decrease in the authorized number
     ---------
of directors, (a) each director then serving as such will nevertheless continue as a director of the Class in which he or she is a member until the expiration of his or her current term, or his or her earlier resignation, removal from office or death, and (b) the newly created or eliminated directorships resulting from such increase or decrease will be apportioned by the Board of Directors among the three Classes of directors so as to maintain such Classes as nearly equal as possible.

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     Section 5  No director may be removed from office without cause except by a
     ---------
vote of two-thirds of the shares then entitled to vote at an election of directors. Except as otherwise provided by law, cause for removal will exist only if the Board of Directors has reasonable grounds to believe that the corporation has suffered or will suffer substantial injury as a result of the gross negligence or dishonesty of the director whose removal is proposed.

                                  ARTICLE XI.
                             AMENDMENT TO ARTICLES

     Section 1  The corporation reserves the right to amend, alter, change or
     ---------
repeal any provision of its Articles of Incorporation to the extent permitted by the laws of the State of Oregon. All rights of shareholders are granted subject to this reservation.

     Section 2  The Board of Directors will have full power to adopt, alter,
     ---------
amend or repeal the Bylaws of the corporation or to adopt new Bylaws. Nothing herein, however, will deny the concurrent power of the shareholders to adopt, alter, amend or repeal the Bylaws.


                                 *  *  *  *  *

We, the undersigned, declare under the penalties of perjury that we have examined the foregoing and to the best of our knowledge and belief, it is true, correct and complete.

     DATED this 4th day of December, 1998.

                                    PACIFIC CONTINENTAL CORPORATION


                                    By /s/ Bruce Riddle
                                       -----------------------------
                                       J. Bruce Riddle, Incorporator


                                    By /s/ Hal Brown
                                       -----------------------------
                                       Hal Brown, Incorporator

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